Exhibit 99.1

FOR IMMEDIATE RELEASE                          Contact:  SHONEY'S, INC.
                                                         V. Michael Payne
                                                         (615) 231-2332

       SHONEY'S, INC.  ANNOUNCES PROGRESS ON REORGANIZATION PROGRAM;
           NOTIFIED REGARDING NYSE CONTINUED LISTING REQUIREMENTS

     Nashville, TN, May 5, 2000 - Shoney's, Inc. today announced progress on a major foundation of its previously announced reorganization with the receipt of a commitment letter for $120 million in additional senior secured financing.

     As previously disclosed, the Company intends to raise a total of approximately $250 million in new senior secured financing to invest in the Company's "Shoney's" and "Captain D's" restaurant concepts. In connection with the new financing, the Company is separating its operational and corporate structure into three divisions - "Shoney's" restaurants, "Captain D's" restaurants and Commissary Operations. Each of these divisions is expected to have its own separate senior secured lending facility. The commitment letter described in today's announcement relates to the Shoney's portion of the planned overall financing arrangements.

     The Shoney's commitment letter was issued by a major financial institution. The commitment letter is subject to satisfaction of customary conditions, including receipt of requisite third party consents and absence of material adverse changes, and there can be no assurance that such conditions will be satisfied. The commitment letter will expire on June 30, 2000, and the Company expects to complete its reorganization and related refinancing program prior to that time, although the Company is not required to do so.

     Separately, officials of the Company announced today that it has received notification from the New York Stock Exchange (the "NYSE") that it has fallen below the NYSE's continued listing standards. The notification stated that the Company is "below criteria" with respect to the NYSE's requirements for total market capitalization (minimum of $50 million) and stockholders' equity (minimum of $50 million).

     As required by the notification, the Company is submitting to the NYSE a business plan that sets forth definitive action that the Company intends to take that would demonstrate progress toward meeting the NYSE's listing criteria within 18 months. The NYSE will evaluate the plan upon receipt. If the NYSE accepts the business plan, the Company will be subject to quarterly monitoring for compliance with the plan and the Company's stock would continue to trade on the NYSE; however, failure by the Company to meet the plan could result in suspension from trading, and subsequent delisting, of the Company's stock from the NYSE. If the NYSE rejects the business plan, the Company's stock would be subject to NYSE trading suspension and delisting by the Securities and Exchange Commission.

     Since last year when the Company received a similar notification from the NYSE, the Company has investigated alternative trading venues for the Company's securities. Although the Company's focus has been and will continue to be on maintaining its NYSE listing, there is no assurance that the NYSE will accept the Company's business plan. There also is no assurance that the Company will be successful in its efforts to return to compliance with the NYSE's continued listing standards or that, if it fails to do so, its stock will continue to trade on the


NYSE. If the Company determines that its stock no longer will trade on the NYSE, an appropriate announcement will be made so advising security holders.

     As of February 20, 2000, Shoney's, Inc. operated and franchised a chain of 1,102 restaurants in 28 states, including 641 Company-owned and 461 franchised restaurants. The Company's common stock is traded on the NYSE under the symbol "SHN."

                          #         #          #

     CERTAIN STATEMENTS IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH, IN MANY CASES, ARE BEYOND THE CONTROL OF THE COMPANY AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, OR TO MAKE ANY OTHER FORWARD LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FURTHER INFORMATION ON FACTORS WHICH COULD AFFECT THE COMPANY'S FINANCIAL RESULTS IS CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE ABILITY OF MANAGEMENT TO IMPLEMENT SUCCESSFULLY ITS STRATEGY FOR IMPROVING SHONEY'S RESTAURANTS PERFORMANCE, THE ABILITY TO EFFECT PROPOSED FINANCINGS UPON TERMS THAT ARE SATISFACTORY TO THE COMPANY, THE ABILITY TO EFFECT ASSET SALES CONSISTENT WITH THE PROJECTED PROCEEDS AND TIMING EXPECTATIONS, THE RESULTS OF PENDING LITIGATION, ADEQUACY OF MANAGEMENT PERSONNEL RESOURCES, SHORTAGES OF RESTAURANT LABOR, COMMODITY PRICE INCREASES, PRODUCT SHORTAGES, ADVERSE GENERAL ECONOMIC CONDITIONS, TURNOVER AND A VARIETY OF OTHER FACTORS.